Exhibit 4.2

SERIES SUPPLEMENT

This SERIES SUPPLEMENT dated as of December 20, 2024 (this “Supplement”), by and between AMEREN MISSOURI Securitization funding i, llc, a Delaware limited liability company (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., a national banking association (“BANK”), in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of [ ], 2024 (the “Indenture”), by and between the Issuer and the BANK, in its capacity as Indenture Trustee and in its separate capacity as a securities intermediary.

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of the Securitized Utility Tariff Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of the Securitized Utility Tariff Bonds with an initial aggregate principal amount of $476,121,000 to be known as Ameren Missouri Securitization Funding I, LLC Securitized Utility Tariff Bonds (the “Securitized Utility Tariff Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Securitized Utility Tariff Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

1

GRANTING CLAUSE

With respect to the Securitized Utility Tariff Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Securitized Utility Tariff Bonds, a Lien on and a security interest in and to all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in, to and under all of the following property (such property, collectively, the “Securitized Utility Tariff Bond Collateral”): (a) the Securitized Utility Tariff Property created under and pursuant to the Financing Order and the Securitization Law and transferred by the Seller to the Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right, title, and interest of the Issuer (i) in and to the Securitized Utility Tariff Charges, including all rights to True-Up Adjustments to the Securitized Utility Tariff Charges in accordance with the Securitization Law and the Financing Order and (ii) to be paid the amount that is determined in a Financing Order to be the amount that the Seller and Issuer is lawfully entitled to receive pursuant to the provisions of the Securitization Law and the proceeds thereof, and in and to all revenues, collections, claims, payments, moneys, or proceeds of or arising from the Securitized Utility Tariff Charges); (b) all Securitized Utility Tariff Charges related to the Securitized Utility Tariff Property, (c) the Sale Agreement and all property and interests in property transferred to the Issuer under the Sale Agreement with respect to the Securitized Utility Tariff Property and the Securitized Utility Tariff Bonds, (d) the Servicing Agreement, the Administration Agreement, any Intercreditor Agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, if any, to the extent related to the foregoing Securitized Utility Tariff Property and the Securitized Utility Tariff Bonds, (e) the Collection Account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all Financial Assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain adjustments to the Securitized Utility Tariff Charges in accordance with Section 393.1700.2(3)(c)e. of the Securitization Law, the Financing Order or the Securitized Utility Tariff Charge Rider SUR filed in connection therewith, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Securitized Utility Tariff Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property with respect to the Securitized Utility Tariff Bonds, (h) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations with respect to the Securitized Utility Tariff Bonds related to the foregoing and (i) all payments on or under, and all proceeds in respect of, any or all of the foregoing with respect to the Securitized Utility Tariff Bonds; it being understood that the following do not constitute Securitized Utility Tariff Bond Collateral: amounts deposited with the Issuer on the Closing Date, required for payment of costs of issuance with respect to the Securitized Utility Tariff Bonds (together with any interest earnings thereon), it being understood that such amounts described in this clause shall not be subject to Section 3.17 of the Indenture.

The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Securitized Utility Tariff Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Securitized Utility Tariff Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture (collectively, the “Secured Obligations”). The Indenture and this Series Supplement constitute a security agreement within the meaning of the Securitization Law and under the UCC to the extent that the provisions of the UCC are applicable hereto.

The Indenture Trustee, as indenture trustee on behalf of the Secured Parties of the Securitized Utility Tariff Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1. Designation. The Securitized Utility Tariff Bonds shall be designated generally as the Securitized Utility Tariff Bonds, Series 2024-A, and further denominated as Tranche A-1.

2

SECTION 2. Initial Principal Amount; Securitized Utility Tariff Bond Interest Rate; Scheduled Payment Date; Final Maturity Date. The Securitized Utility Tariff Bonds shall have the initial principal amount, bear interest at the rates per annum and shall have the Scheduled Final Payment Date and the Final Maturity Date set forth below:

Tranche	Initial Principal Amount	Securitized Utility Tariff Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date
A-1	$476,121,000	4.850%	10/01/2039	10/01/2041

The Securitized Utility Tariff Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; No Premium; Other Terms.

(a)        Authentication Date. The Securitized Utility Tariff Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on December 20, 2024 (the “Closing Date”) shall have as their date of authentication December 20, 2024.

(b)        Payment Dates. The Payment Dates for the Securitized Utility Tariff Bonds are April 1 and October 1 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on October 1, 2025 (the “Initial Payment Date”) and continuing until the earlier of repayment of the Securitized Utility Tariff Bonds in full and the Final Maturity Date for the Securitized Utility Tariff Bonds.

(c)        Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal; to the holders of the Tranche A-1 Securitized Utility Tariff Bonds, until the Outstanding Amount of such Tranche of Securitized Utility Tariff Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of the Securitized Utility Tariff Bonds to the amount specified in the Expected Amortization Schedule set forth on Schedule A hereto for such Payment Date.

(d)        Periodic Interest. Periodic Interest will be payable on the Securitized Utility Tariff Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Securitized Utility Tariff Bond Interest Rate and (ii) the Outstanding Amount of the Securitized Utility Tariff Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Securitized Utility Tariff Bonds on such preceding Payment Date; provided, however, that with respect to the Initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e)        Book-Entry Securitized Utility Tariff Bonds. The Securitized Utility Tariff Bonds shall be Book-Entry Securitized Utility Tariff Bonds and the applicable provisions of Section 2.11 of the Indenture shall apply to the Securitized Utility Tariff Bonds.

(f)       Indenture Trustee Cap. The amount payable with respect to the Securitized Utility Tariff Bonds pursuant to Section 8.02(e)(i) shall not exceed $200,000 annually; provided, however, that the Indenture Trustee Cap shall be disregarded and inapplicable upon the acceleration of the Securitized Utility Tariff Bonds following the occurrence of an Event of Default.

3

SECTION 4. Minimum Denominations. The Securitized Utility Tariff Bonds shall be issuable in the Minimum Denomination and integral multiples of $1,000 in excess thereof.

SECTION 5. Certain Defined Terms. Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall be as defined in Appendix A attached to the Indenture. Additionally, Article II of the Indenture provides certain terms will have the meanings specified in the related Supplement. With respect to the Securitized Utility Tariff Bonds, the following definitions shall apply:

“Initial Payment Date” has the meaning specified in Section 3 of this Supplement.

“Minimum Denomination” shall mean $2,000.

“Securitized Utility Tariff Bond Interest Rate” has the meaning specified in Section 2 of this Supplement.

“Payment Date” has the meaning specified in Section 3(b) of this Supplement.

“Periodic Interest” has the meaning specified in Section 3(d) of this Supplement.

“Closing Date” has the meaning specified in Section 3(a) of this Supplement.

SECTION 6. Delivery and Payment for the Securitized Utility Tariff Bonds; Form of the Securitized Utility Tariff Bonds. The Indenture Trustee shall deliver the Securitized Utility Tariff Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Securitized Utility Tariff Bonds shall be in the form of Exhibits A hereto.

SECTION 7. Ratification of Agreement. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument. This Supplement amends, modifies and supplemented the Indenture only in so far as it relates to the Securitized Utility Tariff Bonds.

SECTION 8. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 9. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (INCOTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS PROVIDED, THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED HEREUNDER IN SECURITIZED UTILITY TARIFF PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO THE SECURITIZED UTILITY TARIFF PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSOURI. EACH OF THE ISSUER AND THE INDENTURE TRUSTEE AND EACH HOLDER (BY ITS ACCEPTANCE OF THE SECURITIZED UTILITY TARIFF BONDS) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY.

4

SECTION 10. Issuer Obligation. No recourse may be taken directly or indirectly, by the Holders with respect to the obligations of the Issuer on the Securitized Utility Tariff Bonds, under the Indenture or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any manager of the Issuer in its individual capacity, (ii) the Trustee in its individual capacity or (iii) any of the Issuer’s or Trustee’s respective owners, beneficiaries, agents, shareholders, partner, owner, beneficiary, officer, director, employee, successors, assigns or agent will, in the absence of an express agreement to the contrary. Each Holder by accepting a Securitized Utility Tariff Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securitized Utility Tariff Bonds.

SECTION 11. Trustee Not Responsible. The Trustee is not responsible for the sufficiency or validity of this Supplement, nor for the recitals herein.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day, month and year first above written.

ISSUER:

Ameren Missouri Securitization Funding I, LLC
a Delaware limited liability company

By:	/s/ Darryl T. Sagel
	Name:	Darryl T. Sagel
	Title:	President and Treasurer

INDENTURE TRUSTEE:

The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ David H. Hill
	Name:	David H. Hill
	Title:	Vice President

Signature Page to Series Supplement

6

SCHEDULE A

Expected Amortization Schedule

Payment Date	Tranche A-1 Balance
Closing Date	$476,121,000
10/01/2025	$458,736,577
04/01/2026	$447,171,774
10/01/2026	$435,321,667
04/01/2027	$423,179,218
10/01/2027	$410,737,215
04/01/2028	$397,988,267
10/01/2028	$384,924,803
04/01/2029	$371,539,063
10/01/2029	$357,823,098
04/01/2030	$343,768,759
10/01/2030	$329,367,700
04/01/2031	$314,611,366
10/01/2031	$299,490,994
04/01/2032	$283,997,602
10/01/2032	$268,121,989
04/01/2033	$251,854,724
10/01/2033	$235,186,145
04/01/2034	$218,106,353
10/01/2034	$200,605,202
04/01/2035	$182,672,298
10/01/2035	$164,296,989
04/01/2036	$145,468,361
10/01/2036	$126,175,231
04/01/2037	$106,406,140
10/01/2037	$86,149,344
04/01/2038	$65,392,814
10/01/2038	$44,124,220
04/01/2039	$22,330,930
10/01/2039	$0

7

Expected SINKING FUND Schedule

Payment Date	Tranche A-1 Principal
10/01/2025	$17,384,423
04/01/2026	$11,564,803
10/01/2026	$11,850,107
04/01/2027	$12,142,449
10/01/2027	$12,442,003
04/01/2028	$12,748,947
10/01/2028	$13,063,464
04/01/2029	$13,385,740
10/01/2029	$13,715,966
04/01/2030	$14,054,339
10/01/2030	$14,401,059
04/01/2031	$14,756,333
10/01/2031	$15,120,372
04/01/2032	$15,493,392
10/01/2032	$15,875,614
04/01/2033	$16,267,265
10/01/2033	$16,668,578
04/01/2034	$17,079,792
10/01/2034	$17,501,151
04/01/2035	$17,932,904
10/01/2035	$18,375,309
04/01/2036	$18,828,628
10/01/2036	$19,293,130
04/01/2037	$19,769,092
10/01/2037	$20,256,795
04/01/2038	$20,756,530
10/01/2038	$21,268,594
04/01/2039	$21,793,290
10/01/2039	$22,330,930
Total Payments(1)	$476,121,000

(1)       Totals may not add up due to rounding

8

EXHIBIT A

FORM OF TRANCHE A-1 SECURITIZED UTILITY TARIFF BOND

[to be attached]

9

EXHIBIT A

FORM OF SECURITIZED UTILITY TARIFF BOND

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS BOND WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THE HOLDER OF THIS BOND, BY ACCEPTING THIS BOND, HEREBY COVENANTS AND AGREES, AND EACH OWNER OF A SECURITY ENTITLEMENT HERETO, BY ACCEPTING SUCH SECURITY ENTITLEMENT, IS DEEMED TO COVENANT AND AGREE, WITH THE ISSUER, THE INDENTURE TRUSTEE AND EACH OTHER THAT NOTWITHSTANDING ANY PRIOR TERMINATION OF THE INDENTURE, BUT SUBJECT TO THE MISSOURI PUBLIC SERVICE COMMISSION’S RIGHT TO ORDER THE SEQUESTRATION AND PAYMENT OF REVENUES ARISING WITH RESPECT TO THE SECURITIZED UTILITY TARIFF PROPERTY NOTWITHSTANDING ANY BANKRUPTCY, REORGANIZATION OR OTHER INSOLVENCY PROCEEDINGS WITH RESPECT TO THE DEBTOR, PLEDGOR OR TRANSFEROR OF THE SECURITIZED UTILITY TARIFF PROPERTY PURSUANT TO SECTION 393.1700.5(1)(d) OF THE MISSOURI REVISED STATUTES ANNOTATED, THEY SHALL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE ISSUER OR ANY SUBSTANTIAL PART OF THE PROPERTY OF THE ISSUER OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE ISSUER. THE HOLDER OF THIS BOND HEREBY FURTHER COVENANTS AND AGREES, AND EACH OWNER OF A SECURITY ENTITLEMENT HERETO IS HEREBY DEEMED TO COVENANT AND AGREE, WITH THE ISSUER, THE INDENTURE TRUSTEE AND EACH OTHER THAT THEY SHALL NOT COOPERATE WITH OR ENCOURAGE OTHERS TO FILE A BANKRUPTCY PETITION AGAINST THE ISSUER DURING THE SAME PERIOD. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, THE HOLDER OF THIS BOND OR OWNER OF A SECURITY ENTITLEMENT HERETO (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER THAT IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN THE HOLDER OF THIS BOND OR OWNER OF A SECURITY ENTITLEMENT HERETO AND IS NOT JOINED IN BY THE HOLDER OF THIS BOND (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) OR OWNER OF A SECURITY ENTITLEMENT HERETO UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION THAT IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

10

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF MISSOURI IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THIS BOND.

REGISTERED No. { }	${ }

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 023940 AA7

THE PRINCIPAL OF THIS TRANCHE A-1 SECURITIZED UTILITY TARIFF BOND (“THIS TRANCHE A-1 SECURITIZED UTILITY TARIFF BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE A-1 SECURITIZED UTILITY TARIFF BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS SECURITIZED UTILITY TARIFF BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE SECURITIZED UTILITY TARIFF BOND COLLATERAL, AS DESCRIBED IN THE INDENTURE, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS TRANCHE A-1 SECURITIZED UTILITY TARIFF BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.11(b) OR ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS TRANCHE A-1 SECURITIZED UTILITY TARIFF BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE TRANCHE A-1 SECURITIZED UTILITY TARIFF BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER a. FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN i. ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR ii. ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR b. FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

11

AMEREN MISSOURI SECURITIZATION FUNDING I, LLC

SECURITIZED UTILITY TARIFF BONDS, SERIES 2024-A, TRANCHE A-1.

INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT	FINAL MATURITY DATE
4.850%	$476,121,000	October 1, 2041

Ameren Missouri Securitization Funding I, LLC, a Delaware limited liability company (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Original Principal Amount shown above in semi-annual installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Interest Rate shown above, on each April 1 and October 1 or if any such day is not a Business Day, the next succeeding Business Day, commencing on October 1, 2025 and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each a “Payment Date”), on the principal amount of this Tranche A-1 Securitized Utility Tariff Bond (hereinafter referred to as this “Tranche A-1 Securitized Utility Tariff Bond”). Interest on this Tranche A-1 Securitized Utility Tariff Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Tranche A-1 Securitized Utility Tariff Bond shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Tranche A-1 Securitized Utility Tariff Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche A-1 Securitized Utility Tariff Bond shall be applied first to interest due and payable on this Tranche A-1 Securitized Utility Tariff Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche A-1 Securitized Utility Tariff Bond, all in the manner set forth in the Indenture.

12

Reference is made to the further provisions of this Tranche A-1 Securitized Utility Tariff Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche A-1 Securitized Utility Tariff Bond .

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Tranche A-1 Securitized Utility Tariff Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Signature Page Follows]

13

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or electronically, by its Responsible Officer.

Date: December 20, 2024	Ameren Missouri Securitization Funding I, LLC

By:
Name: Darryl T. Sagel
Title: President and Treasurer

14

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: December 20, 2024

This is one of the Tranche A-1 Securitized Utility Tariff Bonds, designated above and referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee

By:
Name:
Title:

15

REVERSE OF SECURITIZED UTILITY TARIFF BOND* 1

This Tranche A-1 Securitized Utility Tariff Bond is one of a duly authorized issue of Securitized Utility Tariff Bonds of the Issuer (herein called the “Securitized Utility Tariff Bonds”), issued and which Securitized Utility Tariff Bonds are issuable in one or more Tranches, and the Securitized Utility Tariff Bonds consists of one Tranche, including this Tranche A-1 Securitized Utility Tariff Bond (herein called the “Tranche A-1 Securitized Utility Tariff Bonds”), all issued and to be issued under that certain Indenture dated as of December 20, 2024, (as supplemented by the Series Supplement (as defined below), the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture) and in its separate capacity as a securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Securitized Utility Tariff Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of December 20, 2024, between the Issuer and the Indenture Trustee. All terms used in this Tranche A-1 Securitized Utility Tariff Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.

The Tranche A-1 Securitized Utility Tariff Bonds, the other Tranches of Securitized Utility Tariff Bonds (all of such Tranches being referred to herein as “Securitized Utility Tariff Bonds”) are and will be equally and ratably secured by the Securitized Utility Tariff Bond Collateral pledged as security therefor as provided in the Indenture.

The principal of this Tranche A-1 Securitized Utility Tariff Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Bondholders representing not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds have declared the Securitized Utility Tariff Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Tranche A-1 Securitized Utility Tariff Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Securitized Utility Tariff Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Securitized Utility Tariff Bonds representing not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds have declared the Securitized Utility Tariff Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Tranche A-1 Securitized Utility Tariff Bonds shall be made pro rata to the Tranche A-1 Holders entitled thereto based on the respective principal amounts of the Tranche A-1 Securitized Utility Tariff Bonds held by them.

*The form of the reverse of a Securitized Utility Tariff Bond is substantially as follows, unless otherwise specified in the Series Supplement.

16

Payments of interest on this Tranche A-1 Securitized Utility Tariff Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by wire transfer to an account maintained by the Person whose name appears as the Registered Holder of this Tranche A-1 Securitized Utility Tariff Bond (or one or more Predecessor Securitized Utility Tariff Bonds) on the Securitized Utility Tariff Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that if this Tranche A-1 Securitized Utility Tariff Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Securitized Utility Tariff Bond evidencing this Tranche A-1 Securitized Utility Tariff Bond unless and until such Global Securitized Utility Tariff Bond is exchanged for Definitive Securitized Utility Tariff Bonds (in which event payments shall be made as provided above), and except for the final installment of principal and premium, if any, payable with respect to this Tranche A-1 Securitized Utility Tariff Bond on a Payment Date which shall be payable as provided below. Any reduction in the principal amount of this Tranche A-1 Securitized Utility Tariff Bond (or any one or more Predecessor Securitized Utility Tariff Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche A-1 Securitized Utility Tariff Bond and of any Securitized Utility Tariff Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche A-1 Securitized Utility Tariff Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice sent no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Tranche A-1 Securitized Utility Tariff Bond and shall specify the place where this Tranche A-1 Securitized Utility Tariff Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest at the Securitized Utility Tariff Bond Interest Rate to the extent lawful.

This Securitized Utility Tariff Bond is a “securitized utility tariff bond” as such term is defined in the Securitization Law. Principal and interest due and payable on this Securitized Utility Tariff Bond are payable from and secured primarily by Securitized Utility Tariff Property created and established by the Financing Order obtained from the Missouri Public Service Commission pursuant to the Securitization Law. Securitized Utility Tariff Property consists of the rights and interests of the Seller in the Financing Order, including the right to impose, bill, charge, collect and receive certain charges (defined in the Securitization Law as “securitized utility tariff charges” to be included in regular electric utility bills of existing and future electric service Consumers within the service territory of Ameren Missouri or its successors or assigns, as authorized under the Financing Order and to obtain periodic adjustments to such “securitized utility tariff charges rider” as provided in the Financing Order.

17

“The state and its agencies, including the [MoPSC], pledge and agree with [Holders], the owners of the [S]ecuritized [U]tility [T]ariff [P]roperty, and other financing parties that the state and its agencies will not take any action listed in [Section 393.1700.11 of the Securitization Law]. [Section 393.1700.11 of the Securitization Law] does not preclude limitation or alteration if full compensation is made by law for the full protection of the [S]ecuritized [U]tility [T]ariff [C]harges [R]ider collected pursuant to [the Financing Order] and of the [Holders] and any assignee or financing party entering into a contract with [Ameren Missouri]. The prohibited actions are as follows: (a) alter the provisions of [Section 393.1700.11 of the Securitization Law], which authorize the commission to create an irrevocable contract right or chose in action by the issuance of a financing order, to create the [S]ecuritized [U]tility [T]ariff [P]roperty, and make the [S]ecuritized [U]tility [T]ariff [C]harges [R]ider imposed by a financing order irrevocable, binding, or nonbypassable charges for all existing and future retail customers of the electrical corporation except its existing special contract customers; (b) take or permit any action that impairs or would impair the value of securitized utility tariff property or the security for the [S]ecuritized [U]tility [T]ariff [B]onds or revises the [S]ecuritized [U]tility [T]ariff [C]osts for which recovery is authorized; (c) in any way impair the rights and remedies of the [Holders], assignees, and other financing parties; (d) except for changes made pursuant to the [True-Up Adjustment] authorized under [the Securitization Law], reduce, alter, or impair [S]ecuritized [U]tility [T]ariff [C]harges [R]ider that are to be imposed, billed, charged, collected, and remitted for the benefit of the [Holders] any assignee, and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the [Securitized Utility Tariff Bonds] have been paid and performed in full.”

The Securitization Law further provides that: “Neither the state nor its political subdivisions are liable on any securitized utility tariff bonds, and the bonds are not a debt or a general obligation of the state or any of its political subdivisions, agencies, or instrumentalities, nor are they special obligations or indebtedness of the state or any agency or political subdivision. An issue of securitized utility tariff bonds does not, directly, indirectly, or contingently, obligate the state or any agency, political subdivision, or instrumentality of the state to levy any tax or make any appropriation for payment of the securitized utility tariff bonds, other than in their capacity as consumers of electricity.”

The Issuer and Ameren Missouri hereby acknowledge that the purchase of this Securitized Utility Tariff Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche A-1 Securitized Utility Tariff Bond may be registered on the Securitized Utility Tariff Bond Register upon surrender of this Tranche A-1 Securitized Utility Tariff Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (A) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (I) The Securities Transfer Agent Medallion Program (STAMP); (II) The New York Stock Exchange Medallion Program (MSP); (III) The Stock Exchange Medallion Program (SEMP); or (IV) in such other guarantee program acceptable to the Indenture Trustee, and (B) such other documents as the Indenture Trustee may require, and thereupon one or more new Tranche A-1 Securitized Utility Tariff Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche A-1 Securitized Utility Tariff Bond , but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Sections 2.04 or 2.06 of the Indenture not involving any transfer.

18

Each Securitized Utility Tariff Bond holder, by acceptance of a Securitized Utility Tariff Bond , covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Securitized Utility Tariff Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (I) any owner of a membership interest in the Issuer (including Ameren Missouri) or (II) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including Ameren Missouri) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a Securitized Utility Tariff Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securitized Utility Tariff Bonds.

Prior to the due presentment for registration of transfer of this Tranche A-1 Securitized Utility Tariff Bond , the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche A-1 Securitized Utility Tariff Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche A-1 Securitized Utility Tariff Bond and for all other purposes whatsoever, whether or not this Tranche A-1 Securitized Utility Tariff Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securitized Utility Tariff Bonds under the Indenture at any time by the Issuer with the consent of the Bondholders representing not less than a majority of the Outstanding Amount of all Securitized Utility Tariff Bonds at the time outstanding of each Tranche to be affected. The Indenture also contains provisions permitting the Bondholders representing specified percentages of the Outstanding Amount of the Securitized Utility Tariff Bonds, on behalf of the Holders of all the Securitized Utility Tariff Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche A-1 Securitized Utility Tariff Bond (or any one of more Predecessor Securitized Utility Tariff Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche A-1 Securitized Utility Tariff Bond and of any Securitized Utility Tariff Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche A-1 Securitized Utility Tariff Bond . The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Securitized Utility Tariff Bonds issued thereunder.

19

The Indenture contains provisions for defeasance at any time of (A) the entire indebtedness of the Issuer on this Tranche A-1 Securitized Utility Tariff Bond and (B) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth herein, which provisions apply to this Tranche A-1 Securitized Utility Tariff Bond .

The term “Issuer” as used in this Tranche A-1 Securitized Utility Tariff Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Bondholders under the Indenture.

The Tranche A-1 Securitized Utility Tariff Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.

This Tranche A-1 Securitized Utility Tariff Bond , the Indenture and the Series Supplement shall be construed in accordance with the laws of the State of NEW YORK, without reference to its conflict of law provisions, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the Indenture and no provision of this Tranche A-1 Securitized Utility Tariff Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Tranche A-1 Securitized Utility Tariff Bond at the times, place, and rate, and in the coin or currency herein prescribed.

The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Tranche A-1 Securitized Utility Tariff Bond , by acquiring any Tranche A-1 Securitized Utility Tariff Bond or interest therein, (I) express their intention that, solely for the purpose of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Tranche A-1 Securitized Utility Tariff Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the Securitized Utility Tariff Bond Collateral and (II) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Tranche A-1 Securitized Utility Tariff Bonds are outstanding, agree to treat the Tranche A-1 Securitized Utility Tariff Bonds as indebtedness of the sole owner of the Issuer secured by the Securitized Utility Tariff Bond Collateral unless otherwise required by appropriate taxing authorities.

20

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Tranche A-1 Securitized Utility Tariff Bond , shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian
	(Custodian)		(minor)

Under Uniform Gifts to Minor Act	(____________________)
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee ____________

FOR VALUE RECEIVED, the undersigned2 hereby sells, assigns and transfers unto

(name and address of assignee)

the within Tranche A-1 Securitized Utility Tariff Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ______             , attorney, to transfer said Tranche Securitized Utility Tariff Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________
Signature Guaranteed:

2        SECURITIZED UTILITY TARIFF BOND: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche A-1 Securitized Utility Tariff Bond in every particular, without alteration, enlargement or any change whatsoever.

NOTE: Signature(s) must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (I) The Securities Transfer Agent Medallion Program (STAMP), (II) The New York Stock Exchange Medallion Program (MSP), (III) the Stock Exchange Medallion Program (SEMP) or (IV) such other guarantee program acceptable to the Indenture Trustee.

21